                                                                     Exhibit 2.3

                  AMENDMENT NO. 1 TO ASSET ACQUISITION AGREEMENT

     This AMENDMENT NO. 1, dated as of January 15, 1999 (this "AMENDMENT"), amends the Asset Acquisition Agreement, dated as of November 24, 1998 (the "AGREEMENT"), by and among Adaptec, Inc., a Delaware corporation ("AIM"), Adaptec Mfg. (S) Pte. Ltd., a wholly-owned Singapore subsidiary of AIM ("AMS" and, together with AIM, "SELLER") and STMicroelectronics, Inc., a Delaware corporation ("PURCHASER"), and the schedules and exhibits thereto.

     WHEREAS, Seller and Purchaser mutually desire to supplement and amend certain provisions of the Agreement and the schedules and exhibits thereto, and enter into certain other agreements, the parties agree as follows:

     SECTION 1. Supplements and Amendments.

     1.1. The definition of "Closing Accounts Receivable" in Section 1.1 of the Agreement shall be deleted.

     1.2. The definition of "Inventory" in Section 1.1 of the Agreement shall be supplemented by adding to such definition the following sentences at the end thereof:

     Inventory shall also include certain engineering materials associated with the Products, and the Net Inventory Price Adjustment shall be adjusted upward for the aggregate actual cost to Seller of such engineering materials. The summary of the Inventory Adjustments to be delivered by Seller to Purchaser pursuant to Section 8.2(d) shall include a list of such engineering materials and their purchase prices.

     1.3. Section 2.3 of the Agreement shall be amended by inserting the following immediately after "Adjustment" in the fourth line thereof: minus (z) $216,730.

     1.4. Section 2.5(i) of the Agreement shall be amended by inserting immediately after the phrase "sole cost and expense" on the sixth line thereof:
"; and provided further, however, that Purchaser shall have the option to delay the delivery of the Business Assets that will be utilized by its employees located at Seller's Milpitas, California and Longmont, Colorado facilities until the termination of the respective Occupancy License Agreements attached hereto as Exhibit C."

     1.5. Section 5.13 of the Agreement shall be deleted and replaced in its entirety with the following:

     Purchaser shall use all commercially reasonable efforts to assist Seller in collecting all of Seller's accounts receivable, unbilled receivables, notes and other amounts receivable from third parties in respect of Products sold by Seller prior to the Closing.

     1.6. Section 5.15 of the Agreement (Third Party Tools) shall be deleted and replaced in its entirety with the following:

     Seller shall use all commercially reasonable efforts to have those portions of the licenses to the third party tools specified in Schedule 13 transferred to Purchaser.

     1.7. Section 12.14 of the Agreement shall be added as follows:

          Purchaser shall use best efforts to provide Seller with binding, non-cancelable purchase orders corresponding to the following Adaptec purchase orders:

         --------------------------------------------------------------------------------------
          SUPPLIER   CODE          AIC #           PO        QTY    TOTAL $   DESCRIPTION
          --------   NAME          -----           --        ---    -------   -----------
         --------------------------------------------------------------------------------------
          ADI:       Pre-Amp       1304A     45035100     6 Wfrs    $73,700   NRE + Eng. Wafers
         --------------------------------------------------------------------------------------
          TSMC:      Pipeline B   43C97B     45036215     6 Wfrs    $10,476   Eng. Wafers
         --------------------------------------------------------------------------------------
          TSMC:      Meeker        8387A     45021362    12 Wfrs    $12,960   Matrix Lot
         --------------------------------------------------------------------------------------

     1.8. Schedule 1 to the Agreement (Assumed Liabilities) shall be supplemented by adding to such schedule the following:

     Relocation and other costs related to the former employees of Analog Devices, Inc.

     1.9. Schedule 2 to the Agreement (Intangible Assets) shall be supplemented by adding the following three Patents to such schedule:


------------------------------- ----------------------- ----------------------- ----------------------
            Title                       Status                Inventors             Adaptec Code
------------------------------- ----------------------- ----------------------- ----------------------
Efficient Interpolator For      In Process              Thomas Conway
High Speed Timing Recovery                              Jason Byrne
------------------------------- ----------------------- ----------------------- ----------------------
Digital Timing Recovery         In Process              Thomas Conway
Using Baud Rate Sampling                                Jason Byrne
------------------------------- ----------------------- ----------------------- ----------------------
A Reduced Computation           Open Disclosure         Kevin McCall
Method For Determining
The Signal Amplitude At
The Input Of An ADC
Samling At Twice Nyquist
------------------------------- ----------------------- ----------------------- ----------------------

     1.10. Schedule 2 to the Agreement (Intangible Assets) shall be supplemented by adding the following Mask Works to such schedule:

Device         Mask Work Registration
------         ----------------------
4421AT               MW 12-721
8323AQ               MW 11-467
8325BM               MW 12-789
8375BQ               MW 11-682
8375BT               MW 11-682
8381AQ               MW 12-723
8381BT               MW 13-594
8381BU               MW 13-594

     1.11. Schedule 4 to the Agreement (Products) shall be supplemented by adding the following Products to such schedule:

                     --------------------------- -------------------------------
                     DEVICE                      STATUS
                     --------------------------- -------------------------------
                     1394GB                      ENG
                     --------------------------- -------------------------------
                     4421AT                      PROD
                     --------------------------- -------------------------------
                     43C97AM                     EOL
                     --------------------------- -------------------------------
                     5460BP                      ENG
                     --------------------------- -------------------------------
                     5460C1P                     PROD
                     --------------------------- -------------------------------
                     5460C1V                     PROD
                     --------------------------- -------------------------------
                     5463AP                      ENG
                     --------------------------- -------------------------------
                     5463BP                      ENG
                     --------------------------- -------------------------------
                     8323AQ                      EOL
                     --------------------------- -------------------------------
                     8325BM                      PROD
                     --------------------------- -------------------------------
                     8375BQ                      EOL
                     --------------------------- -------------------------------
                     8375BT                      EOL
                     --------------------------- -------------------------------
                     8381AQ                      EOL
                     --------------------------- -------------------------------
                     8381BT                      EOL
                     --------------------------- -------------------------------
                     8381BU                      PROD
                     --------------------------- -------------------------------
                     8391BQ                      PROD
                     --------------------------- -------------------------------
                     8391BU                      PROD
                     --------------------------- -------------------------------
                     43C97 Rev C
                     --------------------------- -------------------------------

     1.12. Schedule 6 to the Agreement (Seller Contracts) shall be supplemented by adding the following purchase orders to such schedule:

SUPPLIER    CODE NAME    AIC #          PO         QTY   TOTAL $ DESCRIPTION
--------    ---------    -----          --         ---   -------------------
Seiko:      Twister       400D    45034478    1000 pcs     $1,550 Production,Samples
Seiko:      Twister 2     401A    45036225     125 pcs    $18,540 NRE + Eng. Samples
Seiko:      Twister 2     401A    45038065     500 pcs     $1,660 Eng. Samples
TSMC:       Fastcat2     5464A    45036210     42 Wfrs   $150,385 NRE + Eng. Wafers
TSMC:       Fastcat2     5464A    45038055      6 Wfrs    $10,476 Matrix Wafers
TSMC:       Fastcat2     5464A    45037541    384 Wfrs   $558,720 Risk Buy Wafers on Hold
TSMC:       Fastcat2     5464A    45037779    192 Wfrs   $279,360 Risk Buy Wafers on Hold
Amkor       Fastcat2     5464A    45037723    1300 pcs     $2,015 Blind build Assembly
Ipac        Fastcat2     5464A    45037901     650 pcs     $5,500 Blind build Assembly

        1.13. Schedule 6 to the Agreement (Seller Contracts) shall be supplemented by adding the following agreement to such schedule:

--------------------------------------------------------------------------------
Manufacturers' Representative Agreement between J-Tek corporation and Adaptec, Inc. dated October 3, 1992 to the extent that such Manufacturers' Representative Agreement references PTS-related matters.
--------------------------------------------------------------------------------

     1.14. Schedule 13 to the Agreement (Certain Excluded Assets), under the heading "Third Party Tools", shall be deleted and replaced in its entirety by the following:

--------------------------------------------------------------- -----------------------------
Cadence Tools                                                   Number of Adaptec Seats
=============================================================== =============================
Verilog                                                         45
--------------------------------------------------------------- -----------------------------
Leapfrog                                                        2
--------------------------------------------------------------- -----------------------------
Pearl                                                           1
--------------------------------------------------------------- -----------------------------
VHDL Import                                                     1
--------------------------------------------------------------- -----------------------------
Silicon Ensemble                                                3
--------------------------------------------------------------- -----------------------------
Cell 3                                                          1
--------------------------------------------------------------- -----------------------------
Verifault                                                       3
--------------------------------------------------------------- -----------------------------

Synopsys Tools                                                  Number of Adapted Seats
=============================================================== =============================
LAI (logic modeling) - 180186 H-VLOG                            0 (not in use by Adaptec)
--------------------------------------------------------------- -----------------------------
LAI (logic modeling) - TC514256 - VLOG                          0 (not in use by Adaptec)
--------------------------------------------------------------- -----------------------------
Synthesis (Design Compiler, Verilog HDL, Design Analyzer)       9
--------------------------------------------------------------- -----------------------------
Primetime                                                       2
--------------------------------------------------------------- -----------------------------
Test Compiler                                                   5
--------------------------------------------------------------- -----------------------------
VHDL Compiler                                                   3
--------------------------------------------------------------- -----------------------------
Behavior Compiler                                               1
--------------------------------------------------------------- -----------------------------
Test Generator                                                  1
--------------------------------------------------------------- -----------------------------
Design Ware                                                     1
--------------------------------------------------------------- -----------------------------
Time Mill                                                       3
--------------------------------------------------------------- -----------------------------
Pathmill                                                        2
--------------------------------------------------------------- -----------------------------
Powermill                                                       1
--------------------------------------------------------------- -----------------------------

-------------------------------- ------------------------------ -----------------------------
Vendor                           Tool                           Number of Adaptec Seats
================================ ============================== =============================
Chrysalis                        Formal Verification            1
                                 (Chrysalis - equivalence
                                 check)
-------------------------------- ------------------------------ -----------------------------
Summit                           Vericov                        2
-------------------------------- ------------------------------ -----------------------------
Veritools                        Undertow                       21
-------------------------------- ------------------------------ -----------------------------
Adobe                            Framemaker                     17
-------------------------------- ------------------------------ -----------------------------
InterHDL                         Verilint                       2
-------------------------------- ------------------------------ -----------------------------
Mathworks                        Mathlab                        5
-------------------------------- ------------------------------ -----------------------------
SES                              SES Workbench                  Node lock license on server
                                                                that can support four users
-------------------------------- ------------------------------ -----------------------------
                                 Signal Scan (design            0 (not in use by Adaptec)
                                 accelerator)
-------------------------------- ------------------------------ -----------------------------
                                 Smart model (TI 8990)          0 (not in use by Adaptec)
-------------------------------- ------------------------------ -----------------------------
Chronology                       Timing Designer                0 (not in use by Adaptec)
-------------------------------- ------------------------------ -----------------------------
Simucad                          Silos                          2
-------------------------------- ------------------------------ -----------------------------
Avant!                           Aquarius XL router             1
-------------------------------- ------------------------------ -----------------------------

     1.15. Exhibit D to the Agreement (Form of License Agreement) shall be supplemented by supplementing Exhibit B (Licensed Patents) to the License Agreement with the following one patent:

------------------------------- ---------------------- ---------------------- ----------------------
            Title                      Status                Inventors            Adaptec Code
------------------------------- ---------------------- ---------------------- ----------------------
Gated Clock Flip-Flops          In Process             Lance Flake            PTS-087/A
------------------------------- ---------------------- ---------------------- ----------------------

     1.16. Exhibit E to the Agreement (Form of Manufacturing Agreement) shall be amended by amending Section 6.2, Exhibit A (Products, Initial Prices and Yield) and Exhibit D (Engineering Support Services) to the Manufacturing Agreement as follows:

     Section 6.2:

Replace the sentence beginning "For purposes of this Section, . . .," with the following: "For purposes of this Section, 'Yield' includes both wafer sort yield and final test yield."

     Exhibit A:

Delete the following rows:

------------------- ------------------ -----------------
     Product          Initial Price         Yield
------------------- ------------------ -----------------
43C97(1)                  $3.87
------------------- ------------------ -----------------
33C94                     $2.02
------------------- ------------------ -----------------

Add the following columns for wafer sort yield and final test yield:

------------------- --------------------- -------------------
     Product          Wafer Sort Yield     Final Test Yield
------------------- --------------------- -------------------
9535AQ                       85                   97
------------------- --------------------- -------------------
8391CU                       90                   96
------------------- --------------------- -------------------
8391CQ                       90                   99
------------------- --------------------- -------------------
8391BU                       89                   99
------------------- --------------------- -------------------
8391BQ                       89                   99
------------------- --------------------- -------------------
8387AM                       83                   99
------------------- --------------------- -------------------
8381CQ                       94                   99
------------------- --------------------- -------------------
8381BU                       95                   99
------------------- --------------------- -------------------
8381BQ                       95                   99
------------------- --------------------- -------------------
8375CT                       92                   99
------------------- --------------------- -------------------
8375BQ                       94                   99
------------------- --------------------- -------------------
8357AQ                       78                   89
------------------- --------------------- -------------------
8353AQ                       75                   92
------------------- --------------------- -------------------
8325BM                       90                   92
------------------- --------------------- -------------------
8321CQ                       88                   98
------------------- --------------------- -------------------
7166BT                       96                   99
------------------- --------------------- -------------------

------------------- --------------------- -------------------
     Product          Wafer Sort Yield     Final Test Yield
------------------- --------------------- -------------------
7166BQ                       96                   99
------------------- --------------------- -------------------
5460CV                       83                   96
------------------- --------------------- -------------------
5460CP                       83                   96
------------------- --------------------- -------------------
4421AT                       90                   99
------------------- --------------------- -------------------
4421AQ                       90                   99
------------------- --------------------- -------------------
37C65CL-TR                   78                   97
------------------- --------------------- -------------------
37C65CL                      78                   97
------------------- --------------------- -------------------
33C93BY                      76                   94
------------------- --------------------- -------------------
33C93BL                      76                   94
------------------- --------------------- -------------------

Add the following rows of additional products, and corresponding footnote 3:

------------------- ------------------ ---------------------- ------------------------
     Product          Initial Price      Wafer Sort Yield        Final Test Yield
------------------- ------------------ ---------------------- ------------------------
8375BT                    $2.77                 94                      98
------------------- ------------------ ---------------------- ------------------------
8210BT                    $2.21                 77                      97
------------------- ------------------ ---------------------- ------------------------
43C97B(1)                 $3.87                 85                      84
------------------- ------------------ ---------------------- ------------------------
43C97C(1)                 $3.87(3)
------------------- ------------------ ---------------------- ------------------------
37C65CY                   $1.34                 78                      97
------------------- ------------------ ---------------------- ------------------------
33C94CB                   $2.02                 94                      98
------------------- ------------------ ---------------------- ------------------------

(3) indicates that part has not yet been qualified. Initial price shown is only an estimate, assuming that qualification proceeds as expected, and is subject to change. Actual initial price may be higher or lower, depending on actual qualification. The estimated initial price shown shall be replaced with the actual initial price once qualification has been completed.

     Exhibit D:

Delete the phrase ", plus Fifty Two Thousand Dollars ($52,000) for tester time in support of quality/reliability" from the third paragraph of Section I of Exhibit D and add the following sentence immediately thereafter: "Seller shall provide quality/reliability support at the rate of One Hundred Twenty Dollars ($120) per hour."

Add the following to Sections III, IV, and V of Exhibit D:

III. Qualification of 43C97C and 5464B

Labor provided by Adaptec for qualification of the 43C97C and 5464B which falls in the categories listed in item I above (Support services) shall be included in the applicable fee for item I, with no additional amounts due from STMicroelectronics to Adaptec for such labor.

STMicroelectronics personnel shall be responsible for testing and characterization.

All costs for materials incurred for the qualification of 43C97C and 5464B shall be paid directly by STMicroelectronics, Inc. or billed to STMicroelectronics by Adaptec at the time when

Adaptec incurs such expenses. Adapted shall conduct such qualification in accordance with its customary business practices. Such costs shall be reimbursed to Adapted at Adaptec's actual costs. Such costs include, without limitation, costs for masks, wafers, packaging, reliability boards, load boards, probe cards, and burn-in boards. Upon Adaptec's fulfillment of its obligation to manufacture the 43C97C and 5464B for STMicroelectronics hereunder, any such materials shall be transferred to STMicroelectronics.

IV.  Support of Fastcat 2

Adaptec will authorize TSMC to use one Adaptec tester and one prober to sort Fastcat 2 material for STMicroelectronics, Inc., for the period beginning upon closing and ending on April 15, 1999.

V.   Development of Software for SC212 Tester

Commencing upon a mutually agreed upon date, Adaptec shall provide to STMicroelectronics, Inc., the services of one Adaptec employee, approved by STMicroelectronics, for the purpose of advising STMicroelectronics in the development of a software program for the SC212 tester. Such services will be provided during regular business hours and for a period of no more than five weeks. As consideration for such services, STMicroelectronics will pay Adaptec a fee of $5000.00 for each week of such services.

     SECTION 2. Reaffirmation. The Agreement, as supplemented and amended hereby, is in all respects reaffirmed and ratified, and is, and shall continue to be, in full force and effect.

     IN WITNESS WHEREOF, Seller and Purchaser have caused this Amendment No. 1 to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                                     ADAPTEC, INC.




                                                     ADAPTEC MFG. (S) PTE. LTD.





                                                     STMICROELECTRONICS, INC.